NEUBERGER BERMAN INTERMEDIATE MUNICIPAL FUND INC.



                              THE BANK OF NEW YORK,
                                as Auction Agent
                             _______________________

                         FORM OF BROKER-DEALER AGREEMENT

                          dated as of December 13, 2002

                                   Relating to

                    Auction Market Preferred Shares ("AMPS")

                              Series A and Series B

                                       of

                NEUBERGER BERMAN INTERMEDIATE MUNICIPAL FUND INC.

                           ___________________________

                MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

                             BROKER-DEALER AGREEMENT

      This Broker-Dealer Agreement dated as of December 13, 2002, is between The Bank of New York, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of NEUBERGER BERMAN INTERMEDIATE MUNICIPAL FUND INC. (the "Fund"), pursuant to authority granted to it in the Auction Agency Agreement dated as of December 13, 2002, between the Fund and the Auction Agent (the "Auction Agency Agreement") and MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED (together with its successors and assigns, "BD").

      The Fund proposes to issue two series of auction market preferred shares, par value $.0001 per share, designated Series A Preferred Shares, liquidation preference $25,000 per share and Series B Preferred Shares, liquidation preference $25,000 per share (collectively, the "AMPS"), pursuant to the Fund's Articles Supplementary (as defined below).

      The Fund's Articles Supplementary provide that for each subsequent Dividend Period of AMPS then outstanding, the Applicable Rate for each series of AMPS for each subsequent Dividend Period shall be equal to the rate per annum that results from an Auction for Outstanding shares of each Series on the respective Auction Date therefor next preceding the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period. The Board of Directors of the Fund has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

      The Auction Procedures require the participation of one or more Broker-Dealers.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.    DEFINITIONS AND RULES OF CONSTRUCTION.

      1.1 Terms Defined by Reference to the Articles Supplementary.
          --------------------------------------------------------

      Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary.

      1.2 Terms Defined Herein.
          --------------------

      As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

           (a) "Articles Supplementary" shall mean the Articles Supplementary for Preferred Shares of the Fund dated as of December 11, 2002 specifying the powers, preferences and rights of the AMPS.

           (b) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

           (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Articles Supplementary.

           (d) "Authorized Officer" of the Auction Agent shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Dealing and Trading Group of the Corporate Trust Department of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

           (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a written communication to the Auction Agent.

           (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

      1.3 Rules of Construction.
          ---------------------

      Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

           (a) Words importing the singular number shall include the plural number and vice versa.

           (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

           (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

           (d) All references herein to a particular time of day shall be to New York City time.

II.   NOTIFICATION OF DIVIDEND.

      The provisions contained in Section 4 of Part I of the Articles Supplementary concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the Auction Agent shall not be liable for its actions or inaction in accordance with the terms of this Agreement, provided it shall have complied with the standards of conduct in the Auction Agency Agreement.

      In addition to the provisions contained in Section 4 of Part I of the Articles Supplementary concerning the notification of a Special Rate Period, a requested special rate period will not be effective if the Fund has received confirmation from Moody's or Fitch or any substitute rating agency that the proposed special rate period would not adversely affect such rating agency's then-current rating on the AMPS, or the lead broker-dealers designated by the Fund, initially Merrill Lynch, Pierce, Fenner & Smith Incorporated, have objected to the declaration of a special rate period.

III.  THE AUCTION.

      3.1  Purpose; Incorporation by Reference of Auction Procedures.
           ---------------------------------------------------------

           (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS, for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

           (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the Auction Agent shall not be liable for its actions or inaction in accordance with the terms of this

Agreement, provided it shall have complied with the standards of conduct in the Auction Agency Agreement.

           (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 19 of Part I of the Articles Supplementary may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

           (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, PROVIDED that Broker-Dealers may continue to submit Hold Orders and Sell Orders. At the request of the Fund, the Auction Agent will seek written certification from the Broker-Dealer that none of its orders are for its own account, other than Hold Orders or Sell Orders and will provide to the Fund such written certifications as it receives. The Auction Agent shall have no other responsibility for and shall have no liability with respect to the enforcement of this Section 3.1(d).

      3.2  Preparation for Each Auction.
           ----------------------------

           (a) Not later than 9:30 A.M. on each Auction Date for the AMPS, the Auction Agent shall advise BD by telephone or other electronic means of communication acceptable to the parties of the Maximum Rate in effect on such Auction Date.

           (b) The Auction Agent from time to time may, but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of AMPS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein or in the Auction Agency Agreement; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it. In the event that the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to BD as promptly as practicable. The Auction Agent shall, subject to the terms of the Auction Agency Agreement, transmit any list of customers BD believes are Beneficial Owners of AMPS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall use commercially reasonable efforts to prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; PROVIDED, HOWEVER, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

      3.3  Auction Schedule; Method of Submission of Orders.
           ------------------------------------------------

           (a) The Fund and the Auction Agent shall conduct Auctions for AMPS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                                     Event
----                                     -----

By 9:30 A.M.                             Auction Agent shall advise the Fund and
                                         the Broker-Dealers of the Maximum Rate
                                         as set forth in Section 3.2(a) hereof.

9:30 A.M. - 1:00 P.M.                    Auction Agent shall assemble
                                         information communicated to it by
                                         Broker-Dealers as provided in Section
                                         3(a) of Part II of the Articles
                                         Supplementary. Submission Deadline is
                                         1:00 P.M.

Not earlier than 1:00 P.M.               Auction Agent shall make determinations
                                         pursuant to Section 3(a) of Part II of
                                         the Articles Supplementary.

By approximately 3:30 P.M. (and          Auction Agent shall advise the Fund of
not later than the close of              the results of the Auction as provided
business)                                in Section 3(b) of Part II of the
                                         Articles Supplementary.

                                         Submitted Bid Orders and Submitted Sell
                                         Orders will be accepted and rejected in
                                         whole or in part and AMPS will be
                                         allocated as provided in Section 4 of
                                         Part II of the Articles Supplementary.

                                         Auction Agent shall give notice of the
                                         Auction results as set forth in Section
                                         3.4(a) hereof.

           (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of the Articles Supplementary.

           (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

           (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of AMPS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

      3.4   Notice of Auction Results.
            -------------------------

           (a) On each Auction Date, the Auction Agent shall notify BD by telephone or other electronic means acceptable to the parties of the Auction results. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

           (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order, of the Auction results and take such other action as is required of BD.

      If any Beneficial Owner or Existing Holder selling AMPS in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of whole shares of AMPS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of AMPS to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b). Any delivery or non-delivery of AMPS which represents any departure from the results of an Auction shall not affect the results of the Auction.

      3.5   Service Charge to be Paid to BD.
            -------------------------------

      On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Fund an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of
(A) the aggregate number of AMPS placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of AMPS subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Articles Supplementary) submitted to the Auction Agent by BD plus (C) the number of AMPS deemed to be subject to Hold Orders by Beneficial Owners pursuant to
Section 2 of Part II of the Articles Supplementary that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Rate Period of one year or longer, that amount as mutually agreed upon by the Fund and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Rate Period.

      For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired AMPS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, PROVIDED, HOWEVER, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

IV.     MISCELLANEOUS.

      4.1  Termination.
           -----------

        Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; PROVIDED, HOWEVER, that if the Broker-Dealer is Merrill Lynch, Pierce, Fenner & Smith Incorporated it may not terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably. The Auction Agent is without discretion to terminate this Agreement and will move to terminate it only pursuant to written direction from the Fund. This Agreement shall automatically terminate upon the redemption of all outstanding AMPS or upon termination of the Auction Agent Agreement.

      4.2  Force Majeure.
           -------------

      Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services (provided that Auction Agent has not been grossly negligent with respect to selection, operation or maintenance of such utilities, computer (hardware or software) or communications service); accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

      4.3 Participant in Securities Depository; Payment of Dividends in Same-Day Funds.
          ----------------------------------------------------------------------

           (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

           (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

      4.4   Agent Member.
            ------------

      At the date hereof, BD is a participant of the Securities Depository.

      4.5  Communications.
           --------------

      Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:


If to the Auction Agent,
addressed to:                         The Bank of New York
                                      Corporate Trust Administration
                                      100 Church Street, 8th Floor
                                      New York, New York  10286
                                      Attention: Corporate Trust Dealing
                                       and Trading
                                      Group - Auction Desk
                                      Telephone No.: (212) 437-6166
                                      Facsimile No.: (212) 437-6123

If to the BD,
addressed to:                         Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated.
                                      4 World Financial Center
                                      New York, NY 10080
                                      Attn: Frances Constable
                                      Telecopier No.: (212) 449-2761
                                      Telephone No.: (212) 449-4940

      or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

      4.6   Entire Agreement.
            ----------------

      This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

      4.7  Benefits.
           ---------

      Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

      4.8  Amendment; Waiver.
           -----------------

           (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

           (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      4.9  Successors and Assigns.
           ----------------------

      This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party and the Fund.

      4.10 Severability.
           ------------

      If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

      4.11 Execution in Counterparts.
           -------------------------

      This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      4.12 Governing Law.
           -------------

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly in said state.

      4.13 Jurisdiction.
           ------------

        The parties agree that all actions and proceedings arising out of this Auction Agency Agreement or any of the transactions contemplated hereby shall be brought in the County of New York, and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                   THE BANK OF NEW YORK, As Auction Agent


                                   By:__________________________________________
                                      Name:
                                      Title:

                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED


                                   By:__________________________________________
                                      Name:
                                      Title:

                                    EXHIBIT A

                              THE BANK OF NEW YORK
                                AUCTION BID FORM


Submit To:                               Issue:
----------                               ------

The Bank of New York                     NEUBERGER BERMAN INTERMEDIATE MUNICIPAL
Corporate Trust Administration            FUND INC.
100 Church Street, 8th Floor             Auction Market Preferred Shares,
New York, New York  10286                 Series A and Series B ("AMPS")
Attention: Corporate Trust Dealing
 and Trading Group - Auction Desk
Telephone No.: (212) 437-6166
Facsimile No.: (212) 437-6123


The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:___________________________

                                BENEFICIAL OWNER

Shares of Series now held _______________      HOLD________
                                               BID at rate of___________________
                                               SELL________


                           POTENTIAL BENEFICIAL OWNER

                                            # of shares of Series___________
                                            BID at rate of___________ Notes:

      (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

      (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

      (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

      (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

      (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

      (6) An Order must be submitted in whole shares of AMPS with an aggregate liquidation preference of $25,000.

        MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

        ________________________________________________

        Authorized Signature____________________________

                                    EXHIBIT B

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

        Re:    NEUBERGER BERMAN INTERMEDIATE MUNICIPAL FUND INC.
               Auction Market Preferred Shares ("AMPS")

We are (check one):

        [  ]   the Existing Holder named below;

        [  ]   the Broker-Dealer for such Existing Holder; or

        [  ]   the Agent Member for such Existing Holder.

      We hereby notify you that such Beneficial Owner has transferred _________ Series ___ AMPS to __________________________________



                                               ---------------------------------
                                               (Name of Existing Holder)


                                               ---------------------------------
                                               (Name of Broker-Dealer)


                                               ---------------------------------
                                               (Name of Agent Member)



By: ____________________________
    Printed Name:
    Title:

                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for
                        AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER


      We are a Broker-Dealer for _____________________ (the "Purchaser"), which purchased _______ Series ___ AMPS of NEUBERGER BERMAN INTERMEDIATE MUNICIPAL FUND INC. in the Auction held on ____________________ from the seller of such shares.

      We hereby notify you that (check one):

______ the Seller failed to deliver such shares to the Purchaser.

______ the Purchaser failed to make payment to the Seller upon delivery of such shares.

                                  Name: _____________________________
                                        MERRILL LYNCH, PIERCE FENNER
                                        & SMITH INCORPORATED


                                  By:   _____________________________
                                        Printed Name:
                                        Title:

                                      C-1